SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

 Filed by the Registrant /X/

 Filed by a Party other than the Registrant / /

 Check the appropriate box:

/ / Preliminary Proxy Statement

/ / Confidential,for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/ / Definitive Proxy Statement
/X/ Definitive Additional Materials
/ / Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                          YONKERS FINANCIAL CORPORATION
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required.

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/ / Check box if any part of the fee is offset as  provided  by  Exchange  Act
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                         [YONKERS FINANCIAL LETTERHEAD]





                                                                December 8, 1999



Dear Fellow Stockholder:

     You recently received your Company's Annual Report for fiscal 1999 and proxy statement for the Annual Meeting to be held on January 27, 2000. You also may have received materials from a group calling itself the Yonkers Financial Corporation Committee to Preserve Shareholder Value. This committee, which was formed by Lawrence Seidman, is interested in selling your Company right now. They want you to elect Mr. Seidman and Dennis Pollack as directors of the Company instead of two current directors, Donald R. Angelilli and William G. Bachop, your Chairman.

     WE BELIEVE MR. SEIDMAN'S TIMING IS WRONG, and consequently your Board is OPPOSED to the election of Mr. Seidman and Mr. Pollack.

     These are our reasons and we think you'll agree.

     o OUR STRATEGY IS SIMPLE AND SOUND-GROW THE CORE VALUE OF OUR COMPANY, OUR LOANS AND DEPOSITS.

     o AS WE CONTINUE TO GROW, WE BELIEVE WE WILL HAVE THE EFFICIENCIES AND ECONOMIES OF SCALE TO SIGNIFICANTLY INCREASE EARNINGS PER SHARE AND BE MORE ATTRACTIVE TO POTENTIAL BUYERS. WE BELIEVE THIS IS WHAT WILL COMMAND A PREMIUM PRICE FOR YOUR COMPANY.

     HAVE WE BEEN SUCCESSFUL? ABSOLUTELY!

     We completed our initial public offering in April 1996. From December 1996 through September 1999 OUR LOANS GREW BY 238%! Compare this to our 23 regional peers and the nationwide median for 106 similar institutions of 33% shown in this graph.

     [Bar graph showing median percentage increase in loans for December 1996 to September 1999, as follows: Selected Regional Thrifts, 32.55%; Selected Nationwide Thrifts, 33.13%; and Yonkers Financial Corporation, 239.19%. Notation below bar graph - Data Source: SNL Securities]

     NOT A SINGLE INSTITUTION IN OUR 23 BANK REGIONAL OR 106 BANK NATIONAL PEER GROUP GREW ITS LOAN PORTFOLIO AS RAPIDLY AS WE DID. In fact, none was even close, and we have the data to prove it. Just as important, our rapid loan growth coincided with tremendous improvement in our asset quality, with the ratio of non-performing loans to total loans dropping to 0.25% at September 30, 1999 from 4.15% at September 30, 1995.

     OUR DEPOSIT GROWTH HAS BEEN EQUALLY IMPRESSIVE.

     From December 1996 through September 1999 our deposits grew by 41% compared to the same regional and national peer group growth rates of 17% and 22%.

     [Bar graph showing median percentage increase in deposits for December 1996 to September 1999, as follows: Selected Regional Thrifts, 16.92%; Selected Nationwide Thrifts, 21.88%; and Yonkers Financial Corporation, 40.5%. Notation below bar graph - Data Source: SNL Securities]

     Not only have our deposits grown significantly since becoming a public company, but our most profitable deposits, checking and savings accounts, have grown as a percentage of our total deposits, from 42.8% at September 30, 1998 to 44.4% at September 30, 1999.

     Our strategy is simple and the results are impressive. We are building the core value of our franchise significantly faster than our peers.

     Mr. Seidman also criticizes our stock repurchase program as being too slow. Since we went public in 1996 we have spent approximately $23.3 million to repurchase over 1.4 million shares, or 40.5% of the shares we originally issued. We will continue to repurchase shares as long as it makes good business sense. GROWTH IN OUR CORE BUSINESS IS WHAT WE BELIEVE CREATES VALUE IN YOUR COMPANY.

     Mr. Seidman makes a few other points in his materials about how he and Mr. Pollack would work to increase earning assets (loans) and deposits and seek to make accretive acquisitions. You should carefully consider whether you really want Mr. Seidman to be involved in the management of your Company. In November 1995, while he was serving as Chairman of the Board of Directors of Crestmont Federal Savings and Loan Association, the Office of Thrift Supervision issued a cease and desist order against Mr. Seidman. THIS ORDER FOUND THAT MR. SEIDMAN RECKLESSLY ENGAGED IN UNSAFE AND UNSOUND PRACTICES BY OBSTRUCTING AN OTS INVESTIGATION!

     We look to acquire other companies as opportunities present themselves. We are always looking to acquire companies that will enhance the value of our franchise. Right now, we believe it is simply cheaper and a better business decision for us to grow our core franchise value through our proven ability to bring in new loans and deposits.

     DON'T BE MISLED BY MR. SEIDMAN. YOUR BOARD IS NOT OPPOSED TO SELLING THE COMPANY. WE SIMPLY BELIEVE HIS TIMING IS BAD.

     Our growth has been exceptional and is continuing. We believe this is the best way to increase the value of your, and our, investment. Maximizing the value of the Company's stock is the objective we all share, Mr. Seidman included. We believe that Mr. Seidman's proposed means of reaching that goal-selling the Company now- will only ensure that it is NEVER attained.

     DON'T SELL THE FUTURE OF YOUR COMPANY SHORT BY VOTING FOR MR. SEIDMAN OR MR. POLLACK. DO NOT RETURN ANY GOLD PROXY CARD YOU RECEIVE.

     VOTE FOR YOUR BOARD'S NOMINEES BY COMPLETING AND RETURNING THE ENCLOSED WHITE PROXY CARD TODAY EVEN IF YOU HAVE ALREADY RETURNED ONE PREVIOUSLY!

     We thank you for your continued support.

                   Sincerely,


                   /s/ William G. Bachop              /s/ Richard F. Komosinski
                   William G. Bachop                  Richard F. Komosinski
                   Chairman of the Board              President and Chief
                                                       Executive Officer

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                                   IMPORTANT

If you own shares in the name of a bank, broker or other nominee, please contact the person responsible for your account and direct them to vote "FOR" your Board's nominees on the WHITE proxy card.

If you have any questions on how to vote your shares, please call our proxy solicitor, Regan and Associates, at 1-800-737-3426. If you have any questions about our goals or our progress, please feel free to call us directly at 914-965-2500 ext. 101.
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

                                                           REVOCABLE PROXY
                                                    YONKERS FINANCIAL CORPORATION
/X/ PLEASE MARK VOTES
    AS IN THIS EXAMPLE

        ANNUAL MEETING OF STOCKHOLDERS                                                                                With-  For All
              JANUARY 27, 2000                                                                                   For  hold   Except
                                                                   I. The election of the following directors
                                                                      for a three-year term to expire in 2003:   /_/   /_/    /_/

    The  undersigned  hereby appoints the Board of Directors        DONALD R. ANGELILLI   WILLIAM G. BACHOP   EBEN T. WALKER
of Yonkers  Financial  Corporation (the "Company"),  and its
survivor,  with  full  power  of  substitution,  to  act  as        INSTRUCTION: TO VOTE FOR ALL NOMINEES, MARK THE BOX "FOR." TO
attorneys and proxies for the undersigned to vote all shares        WITHHOLD  AUTHORITY  TO VOTE  FOR ALL  NOMINEES, MARK THE BOX
of common  stock of the  Company  which the  undersigned  is        "WITHHOLD."  TO  WITHHOLD  AUTHORITY  TO VOTE FOR ONE OR MORE
entitled to vote at the Annual Meeting of Stockholders  (the        NOMINEES, BUT NOT ALL NOMINEES, MARK THE BOX "FOR ALL EXCEPT"
"Meeting"),  to be  held on  January  27,  2000 at a  branch        AND  WRITE  THE  NAME(S)  OF THE NOMINEE(S) FOR WHOM YOU WISH
office of The  Yonkers  Savings  and Loan  Association,  FA,        TO  WITHHOLD  YOUR VOTE IN THE SPACE PROVIDED BELOW.
located at 2320 Central Park Avenue,  Yonkers,  New York, at
6:00 p.m. New York time, and at any and all  adjournments or        ----------------------------------------------------------------
postponements thereof, as follows:


                                                                                                             For   Against   Abstain

                                                                    II. The ratification of the appointment  /_/     /_/       /_/
                                                                        of  KPMG  LLP as  the   independent
                                                                        auditors  of  the  Company for  the
                                                                        fiscal  year  ending  September 30,
                                                                        2000.


                                                                       In their discretion, the Board of Directors, as proxy for the stockholder,  is authorized to vote on such other matters as may
                                                                    properly  come  before  the  Meeting  or  any   adjournments  or
                                                                    postponements thereof.

                                                                       THE BOARD OF  DIRECTORS  RECOMMENDS  A VOTE "FOR" EACH OF THE
                                                                    NOMINEES  LISTED  HEREIN  AND  "FOR"  THE  RATIFICATION  OF  THE
                                                                    APPOINTMENT OF KPMG LLP.

                                                                       THIS PROXY WILL BE VOTED AS DIRECTED,  BUT IF NO INSTRUCTIONS
                                                                    ARE  SPECIFIED, THIS  PROXY  WILL  BE  VOTED  FOR  EACH  OF  THE
                                                                    NOMINEES   NAMED  HEREIN  AND  FOR  THE   RATIFICATION   OF  THE
                                                                    APPOINTMENT  OF KPMG LLP. IF ANY OTHER  BUSINESS IS PRESENTED AT
                                                                    THE  MEETING,  THIS PROXY WILL BE VOTED AS DIRECTED BY THE BOARD
                                                                    OF  DIRECTORS IN ITS BEST  JUDGMENT.  AT THE PRESENT  TIME,  THE
                                                                    BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT
                                                                    THE MEETING.


Please be sure to sign and date         Date
this Proxy in the box below.
                                        -----------------


---------------------------------------------------------


-------Stockholder sign above---------Co-holder (if any) sign above-----


  DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED. ->

                          YONKERS FINANCIAL CORPORATION

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           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      This Proxy may be revoked at any time before it is voted by: (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than this Proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of this Proxy). If this Proxy is properly revoked as described above, then the power of the Board of Directors as attorneys and proxies for the undersigned shall be deemed terminated and of no further force and effect.

      The above signed acknowledges receipt from the Company, prior to the execution of this Proxy, of a Notice of the Annual Meeting, a Proxy Statement dated December 6, 1999, and the Company's Annual Report to Stockholders for the fiscal year ended September 30, 1999.

      Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL THIS PROXY CARD TODAY

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